Exhibit 99.1

Contact Information

Kathleen Makrakis
Director of Investor Relations

203-485-7534 ext 1432

kmakrakis@presstek.com

Presstek Announces Fourth Quarter 2007 Financial Results

HUDSON, N.H., April 3, 2008 -- Presstek, Inc. (NASDAQ: PRST) today reported a net loss from continuing operations in the fourth quarter of ($2.8) million, or ($.08) per share, versus net income from continuing operations of $7.5 million, or $.21 per share in the fourth quarter of 2006.  2006 operating results include a tax benefit of $10.7 million related to the reversal of certain deferred tax asset reserves.

Fourth quarter 2007 results include pre-tax charges of $1.2 million primarily due to severance related to organizational changes made in support of the company’s previously announced Business Improvement Plan (“BIP”), and $1.5 million of professional fees and other adjustments related primarily to previously announced reviews of inventory, receivables and European operations conducted during the fourth quarter of 2007.  In addition, fourth quarter 2007 results include $1.4 million of accruals related to legal matters.  Fourth quarter 2006 operating results included pre-tax charges of $5.7 million related primarily to the expensing of goodwill related to the company’s discontinued analog plate business, Precision Lithograining, and the expensing of previously capitalized legal costs.

“We have made significant, tangible progress on the BIP we announced on October 25, 2007,” commented Presstek President and Chief Executive Officer Jeff Jacobson. “We have reduced headcount by 10% since the second quarter of 2007 which exceeded our 9% goal, consolidated distribution centers, and reduced costs.  Our focus on cash has also been effective, and the company has reduced debt net of cash by $14.8 million, or 40%, since its peak at the end of the first quarter 2007.  When compared to the fourth quarter of 2006, our annuity growth portfolio businesses, consumables and services, increased 35% in the current quarter and sales of our 52DI® presses almost doubled. Consumables sales increases were driven by a 36% increase in DI plate sales and a 16% increase in CTP plate sales. Our consolidated gross margin improved significantly in the quarter, and service margins were particularly strong versus the previous three quarters.  We are driving our operations to a leaner business model with a higher concentration of sales in our annuity growth portfolio that can deliver long term sustainable growth.”

In the fourth quarter of 2007, consolidated revenue from continuing operations was $61.3 million, a decrease of $4.7 million, or 7% from the fourth quarter of 2006.    Gains in growth portfolio sales were more than offset by declines in sales of the company’s traditional products.  Revenue from the company's growth product portfolio comprised 53% of total revenue in the fourth quarter of 2007 versus 47% of total revenue in the same quarter last year.

Consolidated gross margins in the fourth quarter of 2007 were 30.7% versus 29.3% a year ago. Operating expenses were $22.4 million in the quarter versus $23.2 million in 2006.  Fourth quarter 2007 operating expense includes $1.2 million in pre-tax charges primarily due to severance related to organizational changes made in support of the company’s BIP, as well as $3.4 million of accounting and legal fees primarily related to the review of inventory, receivables, and European Operations, as well as accruals related to certain legal matters.  Fourth quarter 2006 operating expense of $23.2 million included pre-tax charges of $5.7 million due primarily to the expensing of goodwill related to the company’s discontinued analog plate business, Precision Lithograining, and the expensing of previously capitalized legal costs.  Excluding these charges, operating expense levels in the fourth quarter of 2007 were slightly higher ($0.3 million) than 2006 levels. Earnings before interest, taxes, depreciation and amortization in the fourth quarter of 2007, adjusted for special charges and one time costs, was $4.2 million, and debt net of cash was $22.3 million as of December 29, 2007.

Presstek's Lasertel operation recorded external sales of $2.4 million for the fourth quarter of 2007, a 30% increase from the same quarter last year. Lasertel recorded an operating loss in Q4 of ($0.9) million.

First Quarter 2008 Commentary

In the first quarter of 2008, the company expects positive adjusted EBITDA from continuing operations and continued progress at reducing costs and expenses as a result of its BIP program execution.  The company expects revenue in the first quarter of 2008 to be as much as 20% below prior year levels driven primarily by an approximately $8 million reduction in European revenues. The decline in European revenues, in comparison to a particularly strong first quarter 2007 performance, is largely due to the disruption in the company’s European operations related to recently completed business reviews, as well as tightened commercial terms.  In addition, challenging U.S. economic conditions and customer anticipation of a major industry convention in Germany in May 2008 are also expected to have a negative impact on first quarter 2008 revenue.

Information Regarding Non-GAAP Measures

In the fourth quarter of 2007, in addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future. A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below. Supplemental financial information has been provided with this release to provide additional details on the company's performance.

Conference Call and Webcast

Management will discuss Presstek's fourth quarter 2007 results in a conference call today at 8:30 a.m. (ET). Conference call information is below:

CONFERENCE CALL ACCESS
Domestic Dial In: (866) 362-5158
     International Dial In: (617) 597-5397
Passcode: 49516636

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Thursday, April 3, 2008 at 10:30 AM Eastern Standard Time until Thursday April 10, 2008 Eastern Standard Time at midnight.

REBROADCAST ACCESS
Domestic Dial In: (888) 286-8010
International Dial In: (617) 801-6888
Passcode: 75496937

An archived web cast of this conference call will also be available on the "Investor Events Calendar" page of the company's web site, at www.presstek.com/investors/calendar.html.

About Presstek

Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

   “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, operating income (loss), EBITDA from continuing operations, the continuation of progress at reducing costs and expenses, customer demand, the results of the company’s Business Improvement Plan, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue, the results and impact of the company's internal reviews, the timing of the filing of the company's 10-K for the period ending December 29, 2007, the ability of the company to meet its stated financial and operational objectives, the possible delisting of the company's stock from the Nasdaq Stock Market, the company's dependency on its strategic partners (both manufacturing and distribution), the results of the pending investigation of the Company by the Securities and Exchange Commission, and other risks and uncertainties detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006

Revenue
Product	$51,636	$55,800	$215,875	$220,724
Service and parts	9,692	10,266	38,968	44,970
Total revenue	61,328	66,066	254,843	265,694

Cost of revenue
Product	35,459	39,288	152,545	154,250
Service and parts	7,054	7,392	31,622	32,466
Total cost of revenue	42,513	46,680	184,167	186,716

Gross profit	18,815	19,386	70,676	78,978

Operating expenses
Research and development	1,471	1,524	6,217	6,409
Sales, marketing and customer support	9,551	9,950	39,870	39,970
General and administrative	9,804	5,397	34,211	19,938
Amortization of intangible assets	409	644	2,408	2,980
Restructuring and other charges	1,187	5,689	2,714	5,481
Total operating expenses	22,422	23,204	85,420	74,778

Income (loss) from operations	(3,607)	(3,818)	(14,744)	4,200
Interest and other expense, net	52	(562)	(2,424)	(1,826)

Income (loss) before income taxes	(3,555)	(4,380)	(17,168)	2,374
Provision (benefit) for income taxes	(751)	(11,880)	(5,018)	(10,643)

Income (loss) from continuing operations	(2,804)	7,500	(12,150)	13,017
Gain (loss) from discontinued operations, net of tax	$24	(2,803)	$(54)	(3,273)

Net income (loss)	$(2,780)	$4,697	$(12,204)	$9,744

Earnings (loss) per share - basic
Income (loss) from continuing operations	$(0.08)	$0.21	$(0.34)	$0.36
Gain (loss) from discontinued operations	0.00	(0.08)	(0.00)	(0.09)
	$(0.08)	$0.13	$(0.34)	$0.27
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$(0.08)	$0.21	$(0.34)	$0.36
Gain (loss) from discontinued operations	0.00	(0.08)	(0.00)	(0.09)
	$(0.08)	$0.13	$(0.34)	$0.27

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,549	35,626	36,199	35,565
Dilutive effect of options	-	62	-	291
Weighed average shares outstanding - diluted	36,549	35,688	36,199	35,856

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 29,	December 30,
	2007	2006

ASSETS
Current assets
Cash and cash equivalents	$13,249	$9,449
Accounts receivable, net	42,879	53,158
Inventories, net	49,084	46,050
Assets of discontinued operations	15	3,321
Deferred income taxes	6,740	4,162
Other current assets	2,016	2,600
Total current assets	113,983	118,740

Property, plant and equipment, net	38,023	42,194
Goodwill	19,891	20,280
Intangible assets, net	6,287	8,741
Deferred income taxes	11,124	7,515
Other noncurrent assets	3,519	544

Total assets	$192,827	$198,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$7,035	$7,037
Line of credit	20,000	15,000
Accounts payable	18,603	27,126
Accrued expenses	23,713	10,471
Deferred revenue	7,196	7,901
Liabilities of discontinued operations	888	3,707
Total current liabilities	77,435	71,242

Long-term debt and capital lease obligation, less current portion	8,500	15,535

Total liabilities	85,935	86,777

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	366	357
Additional paid-in capital	115,884	108,769
Accumulated other comprehensive income	1,032	297
Retained earnings (accumulated deficit)	(10,390)	1,814
Total stockholders' equity	106,892	111,237

Total liabilities and stockholders' equity	$192,827	$198,014

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Key Units
Presstek DI Presses (Excludes QMDI)	54	44	51	37	44
Presstek CtP Platesetters (Excludes DPM)	35	44	47	47	46

Revenue - Growth Portfolio
Presstek DI Presses (Excludes QMDI)	17,248	15,215	18,873	13,071	15,380
DI Kits	429	870	462	125	0
DI Plates	3,778	3,996	4,306	4,567	5,138
Total DI Revenue	21,455	20,081	23,641	17,763	20,518

Presstek CtP Platesetters (Excludes DPM)	2,539	3,415	3,753	2,962	2,989
Chemistry Free CtP Plates	3,976	4,953	4,914	5,034	4,613
Total CtP Revenue	6,515	8,368	8,667	7,996	7,602

Service Transfer	(1,001)	(913)	(1,253)	(1,105)	(1,438)
Service Revenue	2,012	1,983	2,368	2,184	3,394
Lasertel Revenue	1,874	1,689	2,186	1,951	2,445

Total Revenue - Growth Portfolio (B)	30,855	31,209	35,608	28,789	32,521

Revenue - Traditional Portfolio
QMDI Platform	6,880	5,243	5,750	5,121	4,678
Polyester CtP Platform	5,257	5,477	5,529	4,961	4,785
Other DI Plates	2,289	2,263	2,571	2,541	2,536
Conventional/Other	12,782	13,276	12,039	11,109	10,782
Total Product Revenue - Traditional	27,207	26,259	25,889	23,732	22,781

Service Transfer	(249)	(249)	(246)	(219)	(277)
Service Revenue - Traditional	8,253	7,933	7,500	7,310	6,303

Total Revenue - Traditional Portfolio (B)	35,211	33,943	33,143	30,823	28,807

Total Revenue (B)	66,066	65,152	68,751	59,612	61,328

Product Revenue Components %
Growth	46.7%	47.9%	51.8%	48.3%	53.0%
Traditional	53.3%	52.1%	48.2%	51.7%	47.0%

Geographic Revenues (Origination) (B)
North America	51,990	46,133	51,454	46,789	45,891
Europe	14,076	19,019	17,296	12,823	15,437
Consolidated	66,066	65,152	68,751	59,612	61,328

Gross Margin
Presstek
Equipment	11.3%	13.0%	8.5%	-0.3%	11.6%
Consumables	43.6%	41.8%	46.2%	45.7%	47.7%
Service	28.0%	22.4%	11.1%	14.7%	27.2%
Lasertel	20.1%	17.6%	30.3%	-16.9%	-3.3%
Consolidated	29.3%	28.4%	27.1%	24.8%	30.7%

Operating Expense (Excluding Special Charges)	$17,514	$18,459	$22,290	$20,722	$21,235

Profitability
Net income (loss)	$4,697	$(978)	$(4,830)	$(3,616)	$(2,780)
Add back: Net (income) loss from discontinued operations	$2,803	$112	$(24)	$(10)	$(24)
Net income (loss) from continuing operations	$7,500	$(866)	$(4,854)	$(3,626)	$(2,804)
Add back:
Interest	612	754	842	757	824
Other (income) expense	(50)	143	151	(171)	(876)
Tax charge (benefit)	(11,880)	(317)	(626)	(3,324)	(751)
Incremental charges	0	1,020	4,917	6,286	3,637
Other charges (credits)	5,689	335	793	398	1,187
Operating income (loss) from continuing operations	1,871	1,069	1,223	320	1,217
Add back:
Depreciation and amortization	2,502	2,437	2,425	2,369	2,136
Other income (expense)	50	(143)	(151)	171	876
EBITDA From Continuing Operations (A)	$4,423	$3,363	$3,497	$2,860	$4,229

Cash Earnings From Continuing Operations
Net income from continuing operations	7,500	(866)	(4,854)	(3,626)	(2,804)
Add back:
Other charges (credits)	5,689	335	793	398	1,187
Depreciation and amortization	2,502	2,437	2,425	2,369	2,136
Non cash portion of equity compensation (2006 forward 123R related)	167	306	2,491	650	542
Non cash portion of taxes	(11,234)	(254)	(1,408)	(2,767)	(1,758)
Cash Earnings From Continuing Operations (A)	4,624	1,958	(553)	(2,976)	(697)

Working Capital
Current assets (excluding net assets of discontinued operations)	$ 115,419	$ 122,727	$ 123,465	$ 114,843	$ 113,968
Current liabilities
Short-term debt	22,000	29,000	28,000	28,000	27,000
All other current liabilities	45,498	48,067	49,354	45,602	49,512
Current liabilities	67,498	77,067	77,354	73,602	76,512
Working capital	47,921	45,660	46,111	41,241	37,456
Add back short-term debt	22,000	29,000	28,000	28,000	27,000
Working capital, excluding short-term debt (A)	$ 69,921	$ 74,660	$ 74,111	$ 69,241	$ 64,456

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$ 7,000	$ 7,000	$ 7,000	$ 7,000	$ 7,000
Line of credit	15,000	22,000	21,000	21,000	20,000
Long-term debt, net of current portion	15,500	13,750	12,000	10,250	8,500
Total debt	37,500	42,750	40,000	38,250	35,500
Cash	9,449	5,711	7,319	8,253	13,249
Debt net of cash	$ 28,051	$ 37,039	$ 32,681	$ 29,997	$ 22,251

Days Sales Outstanding	63	73	68	70	58

Days Inventory Outstanding	61	69	69	78	74

Capital Expenditures	$ 736	$ 1,330	$ 748	$ 455	$ 513

Employees	813	813	792	770	712

(A)	EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.

(B) Q3 2007 results reflect $1.5 million decrease in revenue due to the correction of certain revenue transactions.

**	Certain amounts may be subject to reclassification to conform to current presentation.